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Exhibit 99.2

Intellectual Property Agreement

        This Intellectual Property Agreement (this "Agreement") is entered into by and between NaPro BioTherapeutics, Inc. ("NaPro") and Mayne Pharma (USA) Inc., a Delaware corporation formerly known as Faulding Pharmaceutical Co. ("Mayne"), as of December 12, 2003.

Recitals:

        WHEREAS, NaPro and Mayne (each a "Party" and collectively, the "Parties") have entered into an Asset Purchase Agreement and related agreements, whereby Mayne has purchased from NaPro certain assets (including intellectual property) relating to the manufacture, use, and sale of bulk paclitaxel and paclitaxel formulated in polyethoxylated castor oil;

        WHEREAS, NaPro will continue its activities in development of products other than polyethoxylated castor oil formulations and requires freedom to operate in such endeavors; and

        WHEREAS, Mayne wishes to have freedom to operate in regards to any NaPro intellectual property developed by NaPro.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Definitions:

        "Asset Purchase Agreement" shall mean that agreement, entitled, "Asset Purchase Agreement" entered into between NaPro and Mayne as of August 25, 2003, including the schedules thereto.

        "Bryn Mawr Agreement" shall mean the License Agreement, dated November 3, 1993, by and between NaPro and Bryn Mawr College relating to the license of certain technology.

        "NaPro Improvements" shall mean any and all intellectual property rights relating to bulk paclitaxel and/or polyethoxylated castor oil which now exist or are developed by NaPro following execution of this Agreement, including, without limitation, inventions, patents, trade secrets, copyrights, confidential information, and other proprietary rights.

        "NaPro Permitted Use" shall mean researching, developing, making, using and selling products other than products which contain polyethoxylated castor oil, or which are incorporated into any product which contains polyethoxylated castor oil or which are used in the manufacture of any product which contains polyethoxylated castor oil.

        "Mayne Permitted Use" shall mean researching, developing, making, using, selling, offering for sale or importing bulk paclitaxel for any use and/or researching, developing, making, using, selling, offering for sale or importing paclitaxel formulated in polyethoxylated castor oil and ethanol for injection (the product currently marketed by Mayne.)

        "Paclitaxel Intellectual Property" shall mean any and all intellectual property rights transferred to Mayne by NaPro pursuant to the Asset Purchase Agreement, including, without limitation, inventions, patents, trade secrets, confidential information, and other proprietary rights, and all patent or patent applications which are based in whole upon and claim priority to any of the patents or patent applications transferred pursuant to the Asset Purchase Agreement (including, without limitation, to any and all continuations, divisions, continuations-in-part, substitutes, reissues, renewals, reexaminations or extensions thereof.) but not including any rights of Mayne under the Bryn Mawr Agreement.

        "Person" shall mean any person, corporation, or entity.

Mayne's Covenant Not to Sue:

        Mayne shall not bring any action against NaPro or any of NaPro's Permitted Assignees or Collaborators arising out of or relating to the use of the Paclitaxel Intellectual Property for any NaPro Permitted Use anywhere in the world. This covenant not to sue set forth in this Agreement shall not, however, eliminate or reduce Mayne's right to enforce the covenant not to compete found in Section 6(e) of the Asset Purchase Agreement. Mayne shall require any person or entity to which Mayne may assign or license with right to enforce any portion of the Paclitaxel Intellectual Property as a condition of such assignment or grant of such right to agree to and comply with the covenants set forth in this section, including, without limitation, the obligation set forth in this sentence to bind any subsequent assignee or licensee. Mayne acknowledges that any assignment or license of Paclitaxel Intellectual Property inconsistent with this section shall be void.

        Mayne agrees that a breach of the foregoing may cause irreparable harm to NaPro, the extent of which would be difficult to ascertain and for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, NaPro may be entitled to (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions and (b) to such other and further equitable relief as the court may deem proper under the circumstances. NaPro may not be required to prove actual damages in any such action for such specific performance.

NaPro's Covenant Not to Sue:

        NaPro shall not bring any action against Mayne or any of Mayne's Permitted Assignees or Collaborators arising out of or relating to the use of the NaPro Improvements for any Mayne Permitted Use anywhere in the world. NaPro shall require any person or entity to which NaPro may assign or license with right to enforce any portion of the NaPro Improvements as a condition of such assignment or grant of such right to agree to and comply with the covenants set forth in this section, including, without limitation, the obligation set forth in this sentence to bind any subsequent assignee or licensee. NaPro acknowledges that any assignment or license of NaPro Improvements inconsistent with this section shall be void.

        NaPro agrees that a breach of the foregoing may cause irreparable harm to Mayne, the extent of which would be difficult to ascertain and for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, Mayne may be entitled to (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions and (b) to such other and further equitable relief as the court may deem proper under the circumstances. Mayne may not be required to prove actual damages in any such action for such specific performance.

Limitation on Obligations:

        Neither Party shall have any rights granted by virtue of this Intellectual Property Agreement to enforce any intellectual property rights of the other Party or to require any such enforcement by the other Party. Neither Party shall be obligated by virtue of this Intellectual Property Agreement to disclose to the other Party any confidential information or other intellectual property, including, without limitation, any NaPro Improvements or any intellectual property developed by Mayne. No rights or obligations with respect to any intellectual property are to be implied or assumed which go beyond those explicitly enumerated herein.

Permitted Assignees and Collaborators:

        NaPro may assign this Agreement (as a whole) only to a successor or purchaser of all or a substantial part of NaPro's business relating to taxanes, including, without limitation, the NaPro Improvements, if any (a "Permitted Assignee"). Mayne may assign this agreement (as a whole) only to a successor or purchaser of all or a substantial part of Mayne's business relating to paclitaxel, including, without limitation, the Paclitaxel Intellectual Property (a "Permitted Assignee"). Any attempted assignment by NaPro or Mayne that is inconsistent with the foregoing shall be void.

        NaPro may grant the benefits of the covenant not to sue contained herein to any person or any number of persons who assist or collaborate with NaPro in the research, development, manufacture, or marketing of a product, or to a person that purchases product developed or under development by NaPro directly or indirectly from NaPro or to a person who purchases rights to research, develop, manufacture such a product from NaPro; provided, however, that NaPro may not grant such benefits to any other person that would allow such other person to do what NaPro is constrained from doing by the covenant not to compete in Section 6(e) of the Asset Purchase Agreement. For purposes of clarification, it is the intent of the Parties that NaPro shall use this covenant not to sue in connection with its own research, and development and commercial efforts related to products (other than Paclitaxel formulated in polyethoxylated castor oil whether including further components or not) in which NaPro possesses proprietary rights and agreements with third parties regarding such efforts, and NaPro shall not simply grant third parties protection afforded by this Agreement absent some substantial cooperation or collaboration between NaPro and such third party, or absent the purchase by a third party of substantial intellectual property rights of NaPro in addition to the protection afforded by this covenant not to sue. Mayne may grant the benefits of the covenant not to sue contained herein to any person or any number of persons who assist or collaborate with Mayne in the research, development, manufacture, or marketing of a product, or to a person who purchases rights to research, develop, manufacture a product from it or to a person that purchases product directly or indirectly from it.

        The covenants not to sue contained herein shall be applicable to and binding on any subsequent owner, licensee, grantee, or other successor in interest (in whole or in part) to the NaPro Improvements and Paclitaxel Intellectual Property, whether through acquisition, contract, bankruptcy, or operation of law.

Bryn Mawr Agreement:

        Upon written request from NaPro, Mayne will use commercially reasonable efforts to seek the consent of Bryn Mawr College to allow Mayne to sublicense NaPro (at no cost to NaPro other than required payments to Bryn Mawr under the Bryn Mawr Agreement) under the Bryn Mawr Agreement for use solely as a NaPro Permitted Use; provided, that NaPro agrees to be bound by all terms and conditions of Bryn Mawr Agreement applicable to sublicensees and; provided further that NaPro holds Mayne harmless from all costs, expenses and license fees related thereto.

Governing Law:

        This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Term:

        This Agreement shall have a term which is equal to the last to expire of intellectual property contained in the Paclitaxel Intellectual Property or NaPro Improvements.

* * * * *

        IN WITNESS WHEREOF, each of the parties hereto has executed this Intellectual Property Agreement as of the date first above written.

Mayne Pharma (USA) Inc.
By:
Name:

Title:

NaPro BioTherapeutics, Inc.
By:
Name:

Title:

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Intellectual Property Agreement